UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2015

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 West Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2015, the board of directors of Packaging Corporation of America (“PCA”) elected Duane C. Farrington to the board to serve a term expiring at PCA’s 2016 annual meeting of stockholders. Mr. Farrington, age 57, has been employed by State Farm Mutual Automobile Insurance Company since 1980, serving as Senior Vice President from 2005 to 2013 and as Executive Vice President and Chief Administrative Officer from 2013 to the present. Mr. Farrington was determined to be an independent director and was elected to the audit committee.

Mr. Farrington will receive PCA’s standard fees for outside directors, which is summarized as follows: $75,000 annual cash retainer; annual equity award valued at $40,000; $10,000 in cash for each board meeting attended; and $3,500 in cash for each committee meeting attended. The annual cash retainer and equity award will be prorated for 2015-16.

Item 7.01.	Regulation FD Disclosure

The following information, including the exhibit described below, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 27, 2015, PCA announced that its board of directors had approved a regular quarterly cash dividend of $0.55 per share on its common stock. The quarterly dividend will be paid on October 15, 2015 to shareholders of record as of September 15, 2015. The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(D)	Exhibits

99.1 Press Release dated August 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

By: /s/ KENT PFLEDERER
Senior Vice President, General Counsel and Secretary

Date: September 1, 2015